EXHIBIT 32.1

      Certification of Chief Executive Officer and Chief Financial Officer

                 Pursuant to 18 U.S.C. Section 1350, as Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Anthony Q. Joffe, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB/A of NetWorth Technologies, Inc. for the quarter ended September 30, 2005 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NetWorth Technologies, Inc. for the periods covered by the Form 10-Q.

Dated:  June 26, 2006


By:      /s/ Anthony Q. Joffe
         -----------------------------------------
         Anthony Q. Joffe, Chief Executive Officer

I, Anthony Q. Joffe, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB/A of NetWorth Technologies, Inc. for the quarter ended September 30, 2005 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NetWorth Technologies, Inc. for the periods covered by the Form 10-Q.

Dated:  June 26, 2006


By:      /s/ Anthony Q. Joffe
         -----------------------------------------
         Anthony Q. Joffe, Chief Financial Officer